Exhibit 10.1

FIRST AMENDMENT TO EQUITY INCENTIVE PLAN

The first sentence of Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

(a)

Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 24,500,000 and the number of Shares with respect to which Awards (other than Options) may be granted under the Plan shall be 2,500,000.

This amendment shall be effective as of January 23, 2002, subject to its approval by the stockholders of Nasdaq in a manner that complies with Sections 422 and 162(m) of the Code.